UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2005

CRESCENT REAL ESTATE EQUITIES COMPANY
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-13038 (Commission file number)	52-1862813 (I.R.S. Employer Identification Number)
777 Main Street, Suite 2100
Fort Worth, Texas 76102
(817) 321-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

     The information contained in this Form 8-K is being furnished under Item 2.02 — Results of Operations and Financial Condition and Item 7.01 — Regulation FD Disclosure. This information, including the exhibits attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing.
Item 2.02. Results of Operations and Financial Condition.
Item 7.01. Regulation FD Disclosure.
     On September 21, 2005, Crescent Real Estate Equities Company (the “Company”) issued a press release announcing that, on September 26, 2005, it would be hosting an audio webcast, presented by its management, relating to its residential development properties. The press release is furnished as Exhibit 99.1 hereto.
     On September 26, 2005, the Company posted to its website (www.crescent.com) a presentation containing historical financial information relating to the operations of its residential development properties The presentation is furnished as Exhibit 99.2 to this Form 8-K.
     This report on Form 8-K (including the exhibits) shall not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01. Financial Statements and Exhibits.
     The following exhibits are included in this Form 8-K.
     (c) Exhibits
     99.1     Press Release, dated September 21, 2005, of Crescent Real Estate Equities Company.
     99.2     Presentation of Crescent Real Estate Equities Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT REAL ESTATE EQUITIES COMPANY
	By:	/s/ JERRY R. CRENSHAW, JR.
	Name:	Jerry R. Crenshaw, Jr.
	Title:	Managing Director and Chief Financial Officer
Date: September 23, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated September 21, 2005, of Crescent Real Estate Equities Company.

99.2	Presentation of Crescent Real Estate Equities Company.